Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fuqi International, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yu Kwai Chong
Yu Kwai Chong
Chairman and Chief Executive Officer

August 6, 2009

/s/ Ching Wan Wong
Ching Wan Wong
Chief Financial Officer

August 6, 2009

A signed original of this written statement required by Section 906 has been provided to Fuqi International, Inc. and will be retained by Fuqi International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request